UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2005

EMC CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	No. 04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA	01748
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01 Other Events

The Compensation Committee (the “Committee”) of the board of directors of EMC Corporation (“EMC”) has approved in principle a long term incentive program for certain senior executives of EMC (the “Executive LTIP”). The program is comprised of equity awards intended to drive performance and promote retention, while also being cost efficient.

The Committee has also decided to continue to use the traditional equity awards, stock options and restricted stock grants it has made in the past, in conjunction with the Executive LTIP. The senior executive equity program has therefore been designed with a blend of traditional equity awards and the Executive LTIP.

The Committee may modify the proposed blend of equity awards to be granted in the event that the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123R regarding mandatory expensing of equity awards does not become effective as of January 2006.

Executive LTIP

As part of the Executive LTIP, the Committee awarded 750,000 performance shares under EMC’s 2003 Stock Plan (the “Plan”) to one executive officer effective July 22, 2005. These shares will vest in the event that certain earnings per share targets have been met prior to specified dates. If the targets are not achieved, the performance shares will be forfeited.

The Committee intends to award performance shares to certain other executives of the Corporation in late 2005 or early 2006. These shares will not vest unless certain financial targets approved by the Committee at the time of the grant have been met, and will be forfeited if the targets are not achieved. The Committee expects to determine whether such targets have been met in January 2009.

EMC intends for compensation realized upon the vesting of the performance shares to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Traditional Awards

Options

Effective July 22, 2005, the Committee granted options to acquire an aggregate of 4,910,000 shares of EMC common stock under the Plan to certain executive officers. These options will vest pro rata over five years.

Restricted Stock

Effective July 22, 2005, the Committee awarded an aggregate of 650,000 shares of restricted stock to two executive officers. These shares will vest fully on specified dates, but may vest on an accelerated basis if certain performance targets are met at specified times prior to such dates.

The Committee also intends to award additional shares of restricted stock under the Plan to certain executives in late 2005 or early 2006. These shares will vest on the fifth anniversary of the date of grant, but may vest on an accelerated basis if certain earnings per share targets are met at specified times prior to such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ William J. Teuber, Jr.
William J. Teuber, Jr.
Executive Vice President and
Chief Financial Officer

Date: July 26, 2005